Exhibit 4.1

AMBICOM HOLDINGS, INC.
(formerly known as Med Control, Inc.)

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made as of the date set forth on the signature page of this Agreement by and between AmbiCom Holdings, Inc. (formerly known as Med Control, Inc.), a publicly-owned Nevada corporation (the “Company”), and each party who is a signatory hereto (individually, a “Subscriber” and collectively with other signatories of similar subscription agreements entered into in connection with the Offering described below, the “Subscribers”).

1. DESCRIPTION OF THE OFFERING.  The Company is offering (the “Offering”) shares of its common stock, par value $0.001 per share (the “Common Stock”) at the purchase price of $0.40 per share.  The Company is offering on a “best efforts” basis a minimum of 1,250,000 shares of Common Stock for an aggregate minimum offering amount of $500,000 (the “Minimum Offering”) and a maximum of 1,875,000 shares of Common Stock for a maximum offering amount of $750,000 (the “Maximum Offering”).  The Offering will continue until subscriptions for the Maximum Offering are received or until January 15, 2010 (the “Offering Period”), unless extended an additional thirty (30) days by the Company, in its sole discretion.  The Offering is being made only to accredited investors who qualify as accredited investors pursuant to suitability standards for investors described under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) and who have no need for liquidity in their investments.  Prior to this Offering there was no public market for the Securities and no assurance can be given that a market will develop for the Securities or if developed, that it will be maintained so that any subscribers in this offering may avail any benefit form the same.  The Company reserves the right, in its sole discretion, to accept fractional subscriptions.  The Company has not engaged the services of a placement agent, but reserves the right in its sole discretion to do so in the future.  If a placement agent is retained, it is anticipated the Company would be required to pay fees of funds it has actually raised for the sale of the Shares of commissions equal to approximately ten percent (10%).

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.  THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE, OR OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR ASSIGNED EXCEPT AS PERMITTED UNDER SUCH ACT OR SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

2. TERMS OF THE OFFERING.  The closing of the Offering and the release of funds from escrow is conditioned upon and subject to the consummation of an Agreement and Plan of Share Exchange (the “Exchange Agreement”) between the Company and AmbiCom Acquisition Corp. (“AAC”) whereby AAC will exchange all of its outstanding capitalization in exchange for 20,000,000 newly-issued shares of Common Stock, 9,400,000 shares of a newly-created class of the Company’s Series A Preferred Stock and 2,600,000 shares of a newly-created class of the Company’s Series B Preferred Stock (collectively, the “Exchange”).  As a result of the Exchange, AAC will become a wholly-owned subsidiary of the Company.  In addition, the Company will file an amendment to its Articles of Incorporation to amend, among other things, the name of the Company to “AmbiCom Holdings, Inc.” or such similar name as is available at the time.  Subscriber understands that payments hereunder will be held in a non-interest bearing escrow account established by the Company with Tarter Krinsky & Drogin LLP, as escrow agent, and will only be released to the Company upon receipt of proceeds equal to the Minimum Offering and the closing of the Exchange (the “Closing”),

3. SUBSCRIPTION PROCEDURES.  To subscribe, the Subscriber must send a completed and executed copy of each this Subscription Agreement and Subscriber Questionnaire to:

AmbiCom Holdings, Inc.
c/o Tarter Krinsky & Drogin LLP
Attn: Peter Campitiello, Esq.
1350 Broadway
New York, New York 10018

along with, either

•	payment of the Subscriber’s subscribed amount by wire transfer as follows:

Citibank, N.A.
1 Park Avenue
New York, New York 10016

Tarter Krinsky & Drogin, LLP
Account # 085063873
ABA # 021001486

Memo: AmbiCom Holdings, Inc.

or

•	payment of the Subscriber’s subscribed amount by check payable to “Tarter Krinsky & Drogin LLP, as Escrow Agent for AmbiCom Holdings, Inc.”

4. TERMS OF THE SUBSCRIPTION.

4.1.  The Company hereby agrees to issue and to sell to Subscriber, and Subscriber hereby agrees to purchase from the Company, such number of Shares at the price and for the aggregate subscription amount set forth on the signature page hereto.  The Subscriber understands that this subscription is not binding upon the Company until the Company accepts it.  The Subscriber acknowledges and understands that acceptance of this Subscription will be made only by a duly authorized representative of the Company executing and mailing or otherwise delivering to the Subscriber at the Subscriber’s address set forth herein, a counterpart copy of the signature page to this Subscription Agreement indicating the Company’s acceptance of this Subscription.  The Company reserves the right, in its sole discretion for any reason whatsoever, to accept or reject this subscription in whole or in part.  Following the acceptance of this Subscription Agreement, the Company shall instruct its transfer agent to issue and deliver to Subscriber a certificate evidencing the Shares purchased by the Subscriber pursuant to this Agreement against payment in U.S. Dollars of the Purchase Price (as defined below).  If this subscription is rejected, the Company and the Subscriber shall thereafter have no further rights or obligations to each other under or in connection with this Subscription Agreement.

4.2.  Subscriber has hereby delivered and paid concurrently herewith the aggregate purchase price for the Shares set forth on the signature page hereof in an amount required to purchase and pay for the Shares subscribed for hereunder (the “Purchase Price”), which amount has been paid in U.S. Dollars by wire transfer or check, subject to collection, to the order of “Tarter Krinsky & Drogin LLP –as Escrow Agent.”

4.3.  Subscriber understands and acknowledges that this subscription is part of a private placement by the Company of the Shares, which offering is being made on a “best efforts” basis, for a minimum of the Minimum Offering and a maximum of the Maximum Offering (as defined above).  Subscriber understands that payments hereunder as to the Minimum Offering will be held in a non-interest bearing escrow account established by the Company with its counsel, Tarter Krinsky & Drogin LLP, as escrow agent, and will be released to the Company upon receipt of proceeds in an amount equal to the Minimum Offering and the closing of the Exchange.  If subscriptions for the Minimum Offering are not received and accepted by the Company within the Offering Period (including any extended period) or the Exchange is not consummated, the funds held in such escrow account will be promptly returned to the subscribers in full without interest or deduction.  If the Company rejects all or a portion of any subscription, a check will be promptly mailed to the subscriber for all, or the appropriate portion of, the amount submitted with such subscriber’s subscription, without interest or deduction.  All subscriptions received after the subscriptions for the Minimum Offering have been received will be deposited in such escrow account until accepted by the Company, whereupon such subscription proceeds will be released by the escrow agent to the Company up to the Maximum Offering.

5. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. The Subscriber agrees, represents and warrants to the Company with respect to itself and its purchase hereunder and not with respect to any of the other Subscribers, that:

5.1. Organization and Qualification.  If an entity, the Subscriber is duly incorporated, organized or otherwise formed, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized or otherwise formed.

5.2. Authorization.  If an entity: (a) the Subscriber has the requisite corporate or other requisite power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof; and (b) the execution, delivery and performance of this Agreement by the Subscriber and the consummation by it of the transactions contemplated hereby have been duly authorized by the Subscriber’s Board of Directors or other governing body and no further consent or authorization of the Subscriber, its Board of Directors or its shareholders, members or other interest holders is required.

5.3. Enforcement.  This Agreement has been duly executed by the Subscriber and constitutes a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

5.4. Consents.  The Subscriber is not required to give any notice to, make any filing, application or registration with, obtain any authorization, consent, order or approval of or obtain any waiver from any person or entity in order to execute and deliver this Agreement or to consummate the transactions contemplated hereby.

5.5. Non-contravention.  Neither the execution and the delivery by the Subscriber of this Agreement, nor the consummation by the Subscriber of the transactions contemplated hereby, will (a) violate any law, rule, injunction, or judgment of any governmental agency or court to which the Subscriber is subject or any provision of its charter, bylaws, trust agreement, or other governing documents or (b) conflict with, result in a breach of, or constitute a default under, any agreement, contract, lease, license, instrument, or other arrangement to which the Subscriber is a party or by which the Subscriber is bound or to which any of its assets is subject.

5.6. Investment Purpose.  The Subscriber is purchasing the Shares for its own account and not with a present view toward the public sale or distribution thereof.

5.7. Accredited Subscriber Status.  The Subscriber is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and has delivered to the Company a Confidential Subscriber Questionnaire substantially in the form of Exhibit A attached hereto.  The Subscriber hereby represents and warrants that, either by reason of the Subscriber’s business or financial experience or the business or financial experience of the Subscriber’s advisors (including, but not limited to, a “purchaser representative” (as defined in Rule 501(h) promulgated under Regulation D), attorney and/or an accountant each as engaged by the Subscriber at its sole risk and expense) the Subscriber (a) has the capacity to protect its own interests in connection with the transaction contemplated hereby and/or (b) the Subscriber has prior investment experience, including investments in securities of privately-held companies or companies whose securities are not listed, registered, quoted and/or traded on a national securities exchange, to the extent necessary, the Subscriber has retained, at its sole risk and expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Shares hereunder; if an entity, the Subscriber was not formed for the sole purpose of purchasing the Shares.

5.8. Reliance on Exemptions.  The Subscriber agrees, acknowledges and understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and applicable state securities or “blue sky” laws and that the Company and its counsel are relying upon the truth and accuracy of, and the Subscriber’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Shares.

5.9. No General Solicitation.  No Shares were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, the Subscriber did not receive any general solicitation or general advertising including, but not limited to, the Subscriber’s: (i) receipt or review of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (ii) attendance at any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

5.10.  Information.  The Subscriber agrees, acknowledges and understands that the Subscriber and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the Shares that have been requested by the Subscriber or its advisors, if any, the risk factors set forth therein.  The Subscriber represents and warrants that the Subscriber and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  The Subscriber agrees, acknowledges and understands that neither such inquiries nor any other due diligence investigation conducted by the Subscriber or any of its advisors or representatives modify, amend or affect the Subscriber’s right to rely on the Company’s representations and warranties contained herein.

5.11. Governmental Review.  The Subscriber agrees, acknowledges and understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or an investment therein.

5.12. Transfer or Resale.  The Subscriber agrees, acknowledges and understands that:

(a) the Securities have not been and, except as set forth herein, are not being registered under the Securities Act or any applicable state securities or “blue sky” laws.  Consequently, the Subscriber may have to bear the risk of holding the Securities for an indefinite period of time because the Securities may not be transferred unless: (i) the resale of the Securities and is registered pursuant to an effective registration statement under the Securities Act; (ii) the Subscriber has delivered to the Company an opinion of counsel reasonably acceptable to the Company and its counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Securities are sold or transferred pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”);

(b) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder; and

(c) except as set forth in herein, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities or “blue sky” laws or to comply with the terms and conditions of any exemption thereunder.

        5.13. Legends.

(a) The Subscriber agrees, acknowledges and understands that the certificates representing the Securities (the “Restricted Securities”) will bear restrictive legends in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Restricted Securities):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OF THE UNITED STATES.  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

(b) The Subscriber agrees, acknowledges and understands that the Company will make a notation in the appropriate records with respect to the foregoing restrictions on the transferability of the Restricted Securities.  Certificates evidencing the Restricted Securities shall not be required to contain such legend or any other legend (a) following any sale of the Restricted Securities pursuant to Rule 144, or (b) if the Restricted Securities are eligible for sale under Rule 144 or have been sold pursuant to a registration statement and in compliance with the Subscriber’s obligations set forth in this Agreement, or (c) such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission), in each such case (a) through (c) to the extent reasonably determined by the Company’s legal counsel.

5.14. Residency.  The Subscriber is a resident of the jurisdiction set forth immediately below the Subscriber’s name on the signature pages hereto.

5.15. Not a Registered Representative.  The Subscriber agrees, acknowledges and understands that if it is a Registered Representative of a FINRA member firm, he or she must give such firm the notice required by FINRA’s Rules of Fair Practice, receipt of which must be acknowledged by such firm in the Confidential Subscriber Questionnaire attached hereto as Exhibit A.

5.16. No Brokers.  The Subscriber has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement.  The Subscriber hereby agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of the Subscriber hereunder.

5.17. Integration.  This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Agreement.

5.18. Reliance on Representations.  The Subscriber agrees, acknowledges and understands that the Company and its counsel, are entitled to rely on the representations, warranties and covenants made by the Subscriber herein.

6. REPRESENTATIONS BY THE COMPANY.  As used in this Section 6, the Company shall mean the Company immediately following the closing of the Exchange and AmbiCom shall mean AAC immediately preceding the closing of the Exchange.  The Company hereby makes the following representations and warranties to each Subscriber as follows:

6.1. Subsidiaries.  Upon consummation of the Exchange, AAC will be the only direct or indirect subsidiary of the Company (the “Subsidiary”).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of the Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

6.2. Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, does not have and would not reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii), or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

6.3. Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of each of the Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith.  This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

6.4. No Conflicts; No Violation.  The execution, delivery and performance of the Agreement by the Company and the consummation by the Company of the other transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of clause (ii), such as does not have and would not reasonably be expected to result in a Material Adverse Effect.

6.5. Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws..

6.6. Issuance of the Shares.  The Shares are duly authorized and, when issued and paid for in accordance with the Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for herein.

6.7. Capitalization.  The capitalization of the Company immediately prior to and following the Exchange is set forth on Schedule 6.7.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.  Except as set forth in Schedule 6.7, as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Stock or Common Stock Equivalents, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Common Stock or Common Stock Equivalents.  The issuance and sale of the Shares will not obligate the Company to issue Common Stock or Common Stock Equivalents or other securities to any Person (other than the Subscribers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding Common Stock or Common Stock Equivalents are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or other Person is required for the issuance and sale of the Shares.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s Common Stock or Common Stock Equivalents to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

6.8. Financial Statements.  Schedule 6.8 attached hereto contains the draft, unaudited consolidated balance sheet and related statements of operations and cash flows of AmbiCom, Inc., AAC’s wholly-owned subsidiary, at and for the year ending December 31, 2008 (the “AmbiCom Financial Statements”). The AmbiCom Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of AmbiCom and its subsidiaries as of the date thereof and for the period referred to therein and are consistent with the books and records of AmbiCom and its subsidiaries, except as may be otherwise specified in such financial statements or the notes thereto and except that the AmbiCom Financial Statements may not contain all footnotes required by GAAP.

Since September 30, 2009, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP, and (C) except as set forth in 6.9, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any Common Stock or Common Stock Equivalents and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.

6.9. Litigation.  There is no action, suit, inquiry, notice of violation, or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) or Proceeding which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) would, if there were an unfavorable decision, reasonably be expected to result in, a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any manager, director or officer thereof, is or has been the subject of any Action or Proceeding involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation or Proceeding by the Commission involving the Company or any current or former director or officer of the Company.

6.10. Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which does have or would reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.11. Compliance.  Neither the Company nor any Subsidiary (i) is in violation of any order of any court, arbitrator or governmental body, or (ii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as would not reasonably be expected to result in a Material Adverse Effect.

6.12. Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

6.13. Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, except in each case as would not reasonably be expected to result in a Material Adverse Effect.

6.14. Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.15. Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the Subscription Amount.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

6.16. Transactions with Affiliates and Employees.  None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than for (i) payment of salary, consulting fees or bonuses in connection with services rendered or to be rendered, (ii) reimbursement for expenses incurred on behalf of the Company, and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

6.17. Internal Accounting Controls.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

6.18. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Subscriber shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

6.19. Private Placement.  Assuming the accuracy of the Subscribers’ representations and warranties set forth in Section 5.7, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Subscribers as contemplated hereby.

6.20. Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate required to file as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended within a period of one year from the date hereof.

6.21. Registration Rights.  No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

6.22. Disclosure.  All disclosure furnished by or on behalf of the Company to the Subscribers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that no Subscriber makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 5 hereof.

6.23. No Integrated Offering. Assuming the accuracy of the Subscribers’ representations and warranties set forth in Section 5.7, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

6.24. Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Shares hereunder (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the anticipated cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  As of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments shall be set forth in the AmbiCom Financial Statements.  For the purposes of this Agreement, “Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $25,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

6.25. Tax Status.  Except for matters that do not have (and would not reasonably be expected to result in), individually or in the aggregate, a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

6.26. No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.  The Company has offered the Shares for sale only to the Subscribers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

6.27. Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

6.28. Acknowledgement Regarding Subscriber’s Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company (i) that none of the Subscribers have been asked by the Company to agree, nor has any Subscriber agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Shares for any specified term; (ii) that past or future open market or other transactions by any Subscriber, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Subscriber, and counter-parties in “derivative” transactions to which any such Subscriber is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Subscriber shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (a) one or more Subscribers may engage in hedging activities at various times during the period that the Shares are outstanding, and (b) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities within the bounds of applicable law or regulation do not constitute a breach of any of the Agreement.

6.29. Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Shares.

7. RISK FACTORS.  THE SUBSCRIBER ACKNOWLEDGES THERE ARE SIGNIFICANT RISKS ASSOCIATED WITH THE PURCHASE OF THE SHARES AND THAT SUCH SECURITIES ARE HIGHLY SPECULATIVE AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD A TOTAL LOSS OF HIS OR HER ENTIRE INVESTMENT.  The Subscriber represents and warrants that he or she has carefully considered and reviewed all the information contained within the reports the Company files with the Securities and Exchange Commission (available at www.sec.gov), and the following risks, in reaching a determination to purchase the Shares:

Risks Specific to Us

We are currently indebted to a related party.

The Company currently owes the balance of $475,000 pursuant to a settlement agreement from litigation in the Shih Lin District Court of Taiwan over accounts receivable and payables with Ambeon Corporation, a related party by virtue of common ownership.  The dispute was settled on August 20, 2008 whereby the Company agreed to pay a sum of $560,000.  The balance of payments under the settlement are due on December 31 on each successive year as follows: 2009, $160,000; 2010, $130,000; 2011, $90,000; 2012, $60,000; and 2013, 35,000.  If we do not meet these obligation to Ambeon, a further action could be commenced where the Company could be found liable in amounts greater than those owed under the settlement agreement, plus attorneys’ fees costs and disbursements.

If our products do not gain expected market acceptance, prospects for our sales revenue and profit may be affected.

The healthcare industry’s relative unfamiliarity with wireless medical products may slow their market acceptance. Potential customers for our devices and systems may be reluctant to adopt these as alternatives to traditional technologies.  Obstacles to widespread adoption of our devices include perceived quality, efficiency and the predicted life of the devices before they are rendered obsolete.

If we are not able to compete effectively with other competitors, our prospects for future growth will be jeopardized.

There is significant competition in the healthcare industry with more established companies We are not only competing with other wireless device providers but also with companies offering traditional medical products, which are usually more established and have greater resources to devote to research and development, manufacturing and marketing than we have.  In addition, we compete with large companies such as General Electric which have advantages of global marketing capabilities and substantially greater resources to devote to research over than companies with our scope.

Our competitors may promote devices which are more readily accepted by customers and we may be required to reduce the prices of our products in order to remain competitive.

Downturns in general economic and market conditions could materially and adversely affect our business.

Medical device purchases are related to the budgets and purchasing of medical facilities generally and hospitals in particular.  A reduction in spending and budgets would likely cause a reduction in the demand for our products.  If these facilities have less funds budgeted as a result of general economic conditions, sales of our wireless medical products they have budgeted for would inevitably be influenced by general economic downturns.

If critical components become unavailable or contract manufacturers delay their production, our business will be negatively impacted.

Stability of component supply is crucial to determine our manufacturing process. As some critical devices and components are supplied by certain third-party manufacturers, we may be unable to acquire necessary amounts of key components at competitive prices.

Outsourcing the production of certain parts and components is one way to reduce manufacturing costs. We have selected these particular manufacturers based on their ability to consistently produce these products according to our requirements and ensure the best quality product at the most cost effective price. Contrarily, the loss of all or one of these suppliers or delays in obtaining shipments could have a adverse effect on our operations until an alternative supplier could be found, if one may be located at all.  This may cause us to breach our contracts and lose sales.

If our contract manufacturers fail to meet our requirements for quality, quantity and timeliness, our business growth could be harmed.

We design and outsource our products to contract manufacturers.  These manufacturers procure most of the raw materials for us and provide all necessary facilities and labor to manufacture our products. If these companies are to terminate their agreements with us without adequate notice, or fail to provide the required capacity and quality on a timely basis, we would be unable to process and deliver our products to our customers.

Our products could contain defects or they may be installed or operated incorrectly, which could reduce sales of those products or result in claims against us.

Although we have experienced quality control and assurance personnel and established thorough quality assurance practices to ensure good product quality, defects still may be found in the future in our existing or future products.

End-users could lose their confidence in our products and company when they unexpectedly use defective products or use our products improperly.  This could result in loss of revenue, loss of profit margin, or loss of market share.  Moreover, because our products are employed in the healthcare industry, if one of our products is a cause, or perceived to be the cause, of injury or death to a patient, we would likely be subject to one or more lawsuits if which we were found responsible could cause us to incur liability which could interrupt or even cause us to terminate our operations.

If we are unable to recruit and retain qualified personnel, our business could be harmed.

Our growth and success highly depend on qualified personnel. So we are inevitable to make all efforts to recruit and retain skilled technical, sales, marketing, managerial, manufacturing, and administrative personnel. Competitions among the industry could cause us difficultly to recruit or retain a sufficient number of qualified technical personnel, which could harm our ability to develop new products. If we are unable to attract and retain necessary key talents, it definitely will harm our ability to develop competitive product and keep good customers and could adversely affect our business and operating results.

Risks Related to the Securities Markets and Investments in Our Common Stock

Because our common stock is quoted on the "OTCBB," your ability to sell your shares in the secondary trading market may be limited.

Our common stock is currently quoted on the over-the-counter market on the OTC Electronic Bulletin Board. Consequently, the liquidity of our common stock is impaired, not only in the number of shares that are bought and sold, but also through delays in the timing of transactions, and coverage by security analysts and the news media, if any, of our company. As a result, prices for shares of our common stock may be lower than might otherwise prevail if our common stock was quoted and traded on Nasdaq or a national securities exchange.

Because our shares are "penny stocks," you may have difficulty selling them in the secondary trading market.

Federal regulations under the Securities Exchange Act of 1934 regulate the trading of so-called "penny stocks," which are generally defined as any security not listed on a national securities exchange or Nasdaq, priced at less than $5.00 per share and offered by an issuer with limited net tangible assets and revenues. Since our common stock currently is quoted on the "OTCBB" at less than $5.00 per share, our shares are "penny stocks" and may not be traded unless a disclosure schedule explaining the penny stock market and the risks associated therewith is delivered to a potential purchaser prior to any trade.

In addition, because our common stock is not listed on Nasdaq or any national securities exchange and currently is quoted at and trades at less than $5.00 per share, trading in our common stock is subject to Rule 15g-9 under the Securities Exchange Act. Under this rule, broker-dealers must take certain steps prior to selling a "penny stock," which steps include: obtaining financial and investment information from the investor; obtaining a written suitability questionnaire and purchase agreement signed by the investor; and providing the investor a written identification of the shares being offered and the quantity of the shares.

If these penny stock rules are not followed by the broker-dealer, the investor has no obligation to purchase the shares. The application of these comprehensive rules will make it more difficult for broker-dealers to sell our common stock and our shareholders, therefore, may have difficulty in selling their shares in the secondary trading market.

Because the Company became public by means of a” reverse merger” with an existing company, we may not be able to attract the attention of major brokerage firms and, as a public company, will incur substantial expenses.

Additional risks may exist since the Company became public through a “reverse merger.”  No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of the Company in the future.

As a result of the Exchange, the Company is publicly-traded and, accordingly, subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of the Company’s financial results, business activities, and other matters.  Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company.  The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders will cause the Company’s expenses to be higher than they would be if we remained privately-held and did not enter into the Exchange.  In addition, the Company will incur substantial expenses in connection with the preparation of the Registration Statement and related documents with respect to the registration of the shares issued in the Offering. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Failure by the Company to comply with the federal securities laws could result in private or governmental legal action against the Company and/or our officers and directors, which could have a detrimental effect on the Company's business and finances, the value of the Company’s stock, and the ability of stockholders to resell their stock.

Our management team does not have extensive experience in public company matters.

Our management team has had limited public company management experience or responsibilities, which could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing required reports and other information required on a timely basis.  There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Our stock price may be volatile and your investment in our common stock could suffer a decline in value.

As of the date of this Offering, there have been no trading activities in the Company’s common stock.  There can be no assurance that a market will ever develop in the Company’s common stock in the future.  If a market does not develop then investors would be unable to sell any of the Company’s common stock likely resulting in a complete loss of any funds therein invested.

Should a market develop, the price may fluctuate significantly in response to a number of factors, many of which are beyond our control. These factors include:

•	acceptance of our products in the industry;
•	announcements of technological innovations or new products by us or our competitors;
•	government regulatory action affecting our products or our competitors' products;
•	developments or disputes concerning patent or proprietary rights;
•	economic conditions in the United States or abroad;
•	actual or anticipated fluctuations in our operating results;
•	broad market fluctuations; and
•	changes in financial estimates by securities analysts.

A registration of a significant amount of our outstanding restricted stock may have a negative effect on the trading price of our stock.

Following the Closing, shareholders of the Company held approximately 41,400,000 shares of restricted Common Stock on a fully-diluted basis, or 62.3% of the outstanding Common Stock.  If we were to file a registration statement including all of these shares, and the registration is allowed by the SEC, these shares would be freely tradable upon the effectiveness of the planned registration statement. If investors holding a significant number of freely tradable shares decide to sell them in a short period of time following the effectiveness of a registration statement, such sales could contribute to significant downward pressure on the price of our stock.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends on our common stock in the foreseeable future.  We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.  Any credit agreements, which we may enter into with institutional lenders, may restrict our ability to pay dividends.  Whether we pay cash dividends in the future will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and any other factors that the board of directors decides is relevant.  Therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We may issue additional equity shares to fund the Company's operational requirements which would dilute your share ownership.

The Company's continued viability depends on its ability to raise capital.  Changes in economic, regulatory or competitive conditions may lead to cost increases.  Management may also determine that it is in the best interest of the Company to develop new services or products.  In any such case additional financing is required for the Company to meet its operational requirements.  There can be no assurances that the Company will be able to obtain such financing on terms acceptable to the Company and at times required by the Company, if at all.  In such event, the Company may be required to materially alter its business plan or curtail all or a part of its operational plans.  While the Company currently has no offers to sell it securities to obtain financing, sale or the proposed sale of substantial amounts of our common stock in the public markets may adversely affect the market price of our common stock and our stock price may decline substantially.  In the event that the Company is unable to raise or borrow additional funds, the Company may be required to curtail significantly its operational plans.

The Company’s Amended Articles of Incorporation authorize the issuance of up to 150,000,000 total shares of Common Stock without additional approval by shareholders. Following the Closing, we will have 66,400,000 adjusted shares of Common Stock outstanding on a fully-diluted basis.

Because our common stock is quoted only on the OTCBB, your ability to sell your shares in the secondary trading market may be limited.

Our common stock is quoted only on the OTCBB.  Consequently, the liquidity of our common stock is impaired, not only in the number of shares that are bought and sold, but also through delays in the timing of transactions, and coverage by security analysts and the news media, if any, of our company. As a result, prices for shares of our common stock may be different than might otherwise prevail if our common stock was quoted or traded on a national securities exchange such as the New York Stock Exchange.

Large amounts of our common stock will be eligible for resale under Rule 144.

As of the Closing, assuming proceeds equal to the Minimum Offering are raised, approximately 41,400,000 of the 67,400,000 issued and outstanding shares of the Company's common stock on a fully-diluted basis are restricted securities as defined under Rule 144 of the Securities Act of 1933, as amended (the “Act”) and under certain circumstances may be resold without registration pursuant to Rule 144.

In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a six month holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an Affiliate, as such term is defined in Rule 144(a)(1), of the Company and who has satisfied a one year holding period. Any substantial sale of the Company's common stock pursuant to Rule 144 may have an adverse effect on the market price of the Company's shares.  Following the Closing, the Company intends to file information that will satisfy certain public information requirements necessary for such shares to be sold under Rule 144.  However, since the Company has previously indicated in its filings with the Commission that it is a shell company, as that term is defined under the Securities Act, pursuant to Rule 144, shareholders must wait at least one year from the date of the filing of this Form 8-K to avail themselves of Rule 144 unless we file a registration statement for the sale of such shares prior thereto.

The requirements of complying with the Sarbanes-Oxley act may strain our resources and distract management

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002. the costs associated with these requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. Historically, as a private company we have maintained a small accounting staff, but in order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant additional resources and management oversight will be required. This includes, among other things, retaining independent public accountants. This effort may divert management's attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may need to hire additional accounting and financial persons with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion.

Our executive officers, directors and principal stockholders control our business and may make decisions that are not in our stockholders' best interests.

At the Closing, our officers, directors, and principal stockholders, and their affiliates, in the aggregate, will beneficially owned a majority of the outstanding shares of our common stock on a fully diluted basis.  As a result, such persons, acting together, have the ability to substantially influence all matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets, and to control our management and affairs.  Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would be beneficial to other stockholders.

Sales of additional equity securities may adversely affect the market price of our common stock and your rights in the Company may be reduced.

We expect to continue to incur research and development and selling, general and administrative costs, and in order to satisfy our funding requirements, we may need to sell additional equity securities.  Our stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares.  Also, any new securities issued may have greater rights, preferences or privileges than our existing common stock which may adversely affect the market price of our common stock and our stock price may decline substantially.

8. COVENANTS OF THE COMPANY AND SUBSCRIBER.

8.1. Form D.  The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to Subscriber promptly upon request of the Subscriber. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Subscribers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Subscriber.

8.2. Expenses.  Each Party is liable for, and shall pay, their own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

8.3. Sales by Subscribers.  The Subscriber shall sell any and all Securities purchased hereby in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder.  The Subscriber will not make any sale, transfer or other disposition of the Shares in violation of federal or state securities or “blue sky” laws and regulations.

9. MISCELLANEOUS.

9.1. Governing Law; Jurisdiction.  This Agreement will be governed by and interpreted in accordance with the laws of the State of Nevada without regard to the principles of conflict of laws.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated this Agreement shall be commenced in the state and federal courts sitting in the City of New York, County of New York (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Transaction Documents and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Transaction Documents or the transactions contemplated hereby or thereby. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other reasonable costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

9.2. Counterparts; Electronic Signatures.  This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties.  This Agreement, once executed by a party, may be delivered to the other parties hereto by (e.g. electronic submission, facsimile transmission or e-mail of a copy of this Agreement bearing the signature of the party so delivering this Agreement).

9.3. Headings.  The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

9.4. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

9.5. Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Subscriber and the Company will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

9.6. Entire Agreement; Amendments.  This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.  Except as set forth in herein, no provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

9.7. Removal of Legends.  Upon the earlier of (i) registration for resale as set forth herein, or (ii) an exemption under Rule 144 becoming available, the Company shall (A) deliver to the transfer agent for the Securities (the “Transfer Agent”) irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the leg ended certificates for such shares, together with a customary representation by the Subscriber that Rule 144 applies to all shares of Common Stock represented thereby and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act subject to such investor and broker representations and notifications or qualifications (in the case of subscribers who are or may be deemed affiliates of the Company) that counsel may reasonably request.  From and after the earlier of such dates, upon a Subscriber’s written request, the Company shall promptly cause certificates evidencing the Subscriber’s securities to be replaced with certificates which do not bear such restrictive legends.

9.8. Successors and Assigns.  This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns.  The Subscriber acknowledges that the Company will be assigning this Agreement and any rights or obligations hereunder without the prior written consent of the Subscriber and the Subscriber may not assign this Agreement or any rights or obligations hereunder upon the Closing without the prior written consent of the Company.  This provision does not limit the Subscriber’s right to transfer the Shares pursuant to the terms of this Agreement or to assign the Subscriber’s rights hereunder to any such transferee pursuant to the terms of this Agreement.

9.9. Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

9.10. Further Assurances.  Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.11. No Strict Construction.  The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9.12. Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.  Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

9.13. Acceptance.  Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of the Shares as herein provided, subject to acceptance by the Company; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other Subscribers and to add and/or delete other persons as Subscribers.

9.14. Waiver.  It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

9.15. Other Documents.  The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

9.16. Public Statements.  The Subscriber agrees not to issue any public statement with respect to the Subscriber’s investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

9.17. Exculpation Among Subscribers.  The Subscriber agrees, acknowledges and understands that it is not relying on any of the other Subscribers in making its investment or decision to invest in the Company.  The Subscriber agrees, acknowledges and understands that none of the other Subscribers nor their respective controlling persons, officers, directors, partners, agents or employees shall be liable to the Subscriber for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or the execution of or performance under this Agreement, nor shall the Subscriber be liable to the other Subscribers for any action heretofore or hereafter taken or omitted to be taken by the Subscriber in connection with the purchase of the Shares or the execution of or performance under this Agreement.

9.18. Several Obligations.  The obligations of each Subscriber under any Subscription Agreements are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under any Subscription Agreement.  Nothing contained herein or in any other Subscription Agreement, and no action taken by any Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Subscription Agreements.  Each Subscriber confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Subscriber shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Subscription Agreements, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Subscribers has been provided with the same Subscription Agreements for the purpose of closing a transaction with multiple Subscribers and not because it was required or requested to do so by any Subscriber.

9.19. WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER TRIAL BY JURY.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SIGNATURE PAGE

The Subscriber hereby offers to purchase and subscribe to ____________ Shares and encloses payment of $0.40 per share for an aggregate investment of $_____________.

Name of Subscriber

Signature of Subscriber

Name of Joint Subscriber
(If Applicable)

Signature of Joint Subscriber
(If Applicable)

Name and Title of Authorized Signatory
(If Applicable)

(Print) Street Address - Residence

(Print) City, State and Zip Code

Social Security/Taxpayer I.D. Number:

AGREED TO AND ACCEPTED:

As of _______, 2009

AMBICOM HOLDINGS, INC.

By:
Name:John Hwang
Title: President

EXHIBIT A

SUBSCRIBER QUESTIONNAIRE

PERSONAL DATA.

Name of Subscriber	Residence Telephone (Area Code Number)

Business Telephone (Area Code Number)

Residence or Principal Address (Street/City/State/Zip Code)	Birth Date

Mailing Address (if other than residence)	Citizenship (U.S./Other)

Marital Status	Social Security/Taxpayer I.D. Number

Spouse’s Full Name	E-mail Address

Spouse’s Social Security Number	Facsimile Number (Area Code/Number)

ACCREDITED INVESTOR.  If Subscriber (or the entity on behalf of which Subscriber is acting) is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Act, and, as such, falls within at least one of the following categories, then please INITIAL each applicable category.

______	(a)
A bank or savings and loan association or other institution (acting either in an individual or fiduciary capacity), registered broker-dealer, insurance company, registered investment company, or business development company, or licensed “small business investment company,” or an employee benefit plan which either is represented in a fiduciary capacity by a bank, savings and loan association, insurance company or registered investment advisor, has total assets in excess of $5,000,000 or is self-directed and the plan’s business investments are made solely by accredited investors.

____	(b)
A trust (i) with total assets in excess of $5,000,000, (ii) which was not formed for the specific purpose of acquiring the subject securities, and (iii) whose purchase is directed by a person who has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment.

_____	(c)
An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation or similar business trust, or partnership, not formed for the specific purpose of acquiring the subject securities, with total assets in excess of $5,000,000.

______	(d)	An entity in which all of the equity owners are “accredited investors.”

______	(e)	A director or an executive officer of the Company.

______	(f)	A natural person whose individual net worth, or joint net worth with spouse (if any), exceeds $1,000,000

______	(g)
A natural person whose income in each of the two most recent calendar years exceeded $200,000 individually, or $300,000 jointly with spouse (if any), and who reasonably expects to reach that income level in the current year.

Signature of Authorized Signatory of Subscriber:

Name of Authorized Signatory:

Title of Authorized Signatory:

SCHEDULE 6.7
CAPITALIZATION

	PRE-CLOSING CAPITALIZATION		POST-CLOSING CAPITALIZATION
Common Stock	6,190,500	(1)	46,875,000	(2)
Preferred Stock
Series A	0		9,400,000
Series B	0		2,600,000
Common Stock Warrants	0		500,000	(3)
Options	0		5,500,000	(4)

(1)	Prior to forward-split on a 1 for 131.2335958 basis.
(2)
Following forward-split on a 1 for 131.2335958 basis, the retirement of 6,000,000 pre-split shares of Common Stock, the issuance of 20,000,000 post-split shares to consummate the Exchange and assuming receipt of subscriptions for the Maximum Offering of 1,875,000.

(3)	Exercisable at $0.50 per share and expire in one year.
(4)	Exercisable immediately at the purchase price of $0.01.

SCHEDULE 6.8
FINANCIAL STATEMENTS

AMBICOM, INC.
______________________________________________________

INTERIM FINANCIAL STATEMENTS

SEPTEMBER 30, 2009

(UNAUDITED)

1

AMBICOM, INC.
INTERIM BALANCE SHEETS
(Unaudited)

ASSETS

	September 30, 2009	December 31, 2008
Current assets:
Cash and cash equivalents	$35,550	$114,148
Accounts receivable, net	327,070	429,379
Inventories	151,246	390,952
Other receivable	673	47
Prepaid and other current assets	37,429	63,515

Total current assets	551,968	998,041

Property, plant and equipment, net	280	11,345

Deposit	4,138	4,138

Total assets	$556,386	$1,013,524

See accompanying notes to financial statements.

2

AMBICOM, INC.
INTERIM BALANCE SHEETS
(Unaudited)

LIABILITIES AND STOCKHOLDERS’ DEFICIT

	September 30, 2009	December 31, 2008
Current liabilities:
Accounts payable	$29,901	$20,331
Other payable	54,338	31,445
Line of credit	50,000	139,000
Due to shareholders	30,000	130,000
Notes payable, current	245,000	265,000

Total current liabilities	409,239	585,776

Long-term liabilities: Notes payable, net of current	230,000	310,000

Total liabilities	639,239	895,776

Commitments and contingencies

Stockholders' equity:
Convertible preferred stock, Series D, no par value – 3,658,536 shares authorized, 609,756 shares issued and outstanding	500,000	500,000
Convertible preferred stock, Series C, no par value - 4,200,000 shares authorized, 4,133,333 shares issued and outstanding	6,199,955	6,199,955
Convertible preferred stock, Series B, no par value – 1,964,668 shares authorized, 1,924,668 shares issued and outstanding	1,443,500	1,443,500
Convertible preferred stock, Series A, no par value – 5,334,643 shares authorized, 5,334,643 shares issued and outstanding	2,400,592	2,400,592
Common stock, no par value – 40,000,000 shares authorized, 3,373,833 shares issued and outstanding	35,850	35,850
Additional paid-in capital	12,817	12,817
Accumulated deficit	(10,675,567)	(10,474,966)

Total stockholders’ equity	(82,853)	117,748

Total liabilities and stockholders' deficit	$556,386	$1,013,524

See accompanying notes to financial statements.

3

AMBICOM, INC.
INTERIM STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008

Revenue	$576,157	$624,246	$1,451,334	$2,235,812

Cost of revenue	314,395	348,400	791,364	1,788,166

Gross profits	263,093	277,647	659,970	447,646

Operating expenses:
General and administrative expenses			833,692	873,699
Depreciation and amortization			12,875	105,105
	230,534	305,009	846,567	978,804

Loss from operations		(27,362)	(186,597)	(531,158)

Other income (expenses):
Gain on settlement	--	843,572	--	843,572
Service income	1,331	1,801	5,039	5,930
Net other income (expense)	5,009	26,997	(3,556)	161,732
Net interest expenses			(14,687)	(21,471)
			(13,204)	989,763

Loss before income taxes			(199,801)	458,605

Income tax expense	--	--	800	800

Net income (loss)	37,569	843,207	(200,601)	457,805

See accompanying notes to financial statements.

4

AMBICOM, INC.
INTERIM STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,

	2009	2008

Cash flows from operating activities:
Net income (loss)	$(200,601)	$457,805
Adjustments to reconcile net loss to net cash
Provided by operating activities:
Depreciation	12,875	105,105
Stock compensation expense	--	5,783
(Increase) decrease in assets:
Accounts receivable	102,309	354,907
Other receivable	(626)	79,197
Inventory	239,706	527,132
Prepaid expenses and other assets	26,086	6,996
Increase (decrease) in liabilities:
Accounts payable	9,570	(1,303,089)
Other payable	22,893	(37,653)
Deferred revenue	--	(72,924)

Cash provided by operating activities	212,212	123,259

(Continued)

See accompanying notes to financial statements.

5

AMBICOM, INC.
INTERIM STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,

	2009	2008

Cash flows from investing activities:
Acquisition of property and equipment	(1,810)	(656)

Cash used in investing activities	(1,810)	(656)

Cash flows from financing activities:
Payments on line of credit	(89,000)	(218,200)
Proceeds from short and long-term notes	--	97,532
Principal payments of notes payable	(200,000)	(--)

Cash used in financing activities	(289,000)	(120,668)

Net increase (decrease) in cash and cash equivalent	(78,598)	1,935

Effect of foreign currency translation	--	(1)

Cash and cash equivalent - beginning of period	114,148	45,034

Cash and cash equivalent - end of period	$35,550	$46,969

Supplemental Disclosure of Cash Flows Information:
Cash paid for interest	$9,177	$21,922
Cash paid for income taxes	$800	$800

See accompanying notes to financial statements.

6

AMBICOM, INC.
NOTES TO INTERIM FINANCIAL STATEMENTS
(Unaudited)

Note 1 – Organization and Nature of the Business

Ambicom, Inc., is a leading designer and developer of wireless technologies which emphasize wireless medical and other wireless products.  Ambicom, Inc., was formed in 1997, headquartered in San Jose CA, and has a branch operation in Taiwan.

On May 29, 2009, Ambicom Acquisition Corp. (the “AAC”) entered into a binding agreement to acquire all the shares of the Company under the following terms:

Preferred shareholders of the Company to receive the $2,600,000 AAC Preferred Stock Acquisition Consideration, which is convertible into common shares of AAC beginning one year after the date of issuance of the public company shares and for two years thereafter at the average of the market price for the thirty day period preceding the conversion.  If not converted, the AAC Preferred Stock Acquisition Consideration shall yield a 5% dividend and be paid in arrears at the end of the sixth year.  The Preferred Stock or common share issued by conversion thereof, may not be sold for a period of two years from the date of the initial issuance of the Preferred Stock.

Common shareholders of the Company to receive the AAC Warrants Acquisition Consideration to purchase 500,000 common shares of AAC at an exercise price of $2.00 per share.  The AAC Warrants Acquisition Consideration can be exchanged for the public company warrants, with the 12 month warrant exercise period to begin upon issuance of the public company warrants.  Key officers of the Company were issued the AAC Options subject to agreed performance criteria over the first two years after the closing date.

On May 15, 2009, the Company amended and revised its articles of incorporation as follows:

In the event of liquidation, common stock shareholders shall be entitled to receive remaining assets of the Company after distribution is made according to liquidation preference of holders of Series A, B, C and D.

In the event an acquisition consideration is received by the Company in form other than cash, value will be determined as one of the following:

-	If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities over the thirty –day period ending 3 days prior to the closing.
-
If actively traded over the counter, the value shall be deemed to be the average of the closing bid or sales price, whichever is applicable, over the thirty-day period ending 4 days prior to the closing.

-	If there is no active public market, the value will be mutually determined by the Board of Directors of the Company.

Preferred stock is entitled to the following liquidation preference over common stock:

-	$0.45 per outstanding share of Series A
-	$0.75 per outstanding share of Series B
-	$1.50 per outstanding share of Series C
-	$0.82 per outstanding share of Series D

If the consideration received is insufficient to permit full allocation of preferential amounts, then distribution shall be made ratably among the holders of Series A, B, C and D.

The Company has sustained recurring losses and reported net loss of $201,601 for the period ended September 30, 2009, and working capital deficiency of $82,853 as of September 30, 2009.  The company’s accumulated deficits aggregated $10,675,567 as of September 30, 2009.

7

AMBICOM, INC.
NOTES TO INTERIM FINANCIAL STATEMENTS
(Unaudited)

Note 2 – Summary of Significant Accounting Policies:

The following summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

In management’s opinion, the accompanying unaudited financial statements contain all adjustments necessary to state fairly the financial information included herein.

The Company has evaluated subsequent events through December 2, 2009, the date the financial statements were issued.

Basis of Presentation

Where the functional currency of the Company's Taiwan branch is the local currency, all assets and liabilities are translated into U.S. dollars, using the exchange rate on the consolidated balance sheet date, and revenues and expenses are translated at average rates prevailing during the period.  Accounts and transactions denominated in foreign currencies have been re-measured into functional currencies before translated into U.S. dollars.  Foreign currency transaction gains and losses are included as a component of other income and expense.  Gains and losses from foreign currency translation are included as a separate component of comprehensive income.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. These estimates are often based on complex judgments and assumptions that management believes to be reasonable but are inherently uncertain and unpredictable.  Actual results may differ materially from these estimates.  In addition, any changes in these estimates or their related assumptions could have a materially adverse effect on the Company's operating results.

Revenue Recognition

Revenues from sales of products are recognized upon shipment or delivery and acceptance of products by customers, when pervasive evidence of a sales arrangement exists, the price is fixed or determinable, the title has transferred and collection of resulting receivables is reasonably assured.

The Company is able to make reasonable and reliable estimates of product returns for sales based on the Company’s past history. Sales, provisions for estimated sales returns and the cost of products sold are recorded at the time title transfers to customers. Actual product returns are charged against estimated sales return allowances.

Sales Taxes

Taxes collected from customers and remitted to governmental authorities are presented on a net basis in the Company's statement of operations.

Cash and Cash Equivalents

Cash includes currency, checks issued by others and current deposits held by financial institutions. For financial statement purposes, we consider all highly liquid debt instruments with insignificant interest rate risk and maturity of three months or less when purchased to be cash equivalent.

8

AMBICOM, INC.
NOTES TO INTERIM FINANCIAL STATEMENTS
(Unaudited)

Accounts Receivable

Trade accounts receivable are presented at face value less allowance for doubtful accounts.  The allowance for doubtful accounts is the Company’s best estimate of probable credit losses in the existing accounts receivable.  The Company determines the allowance based on Company’s historical experience and review of specifically identified accounts and ageing data.  The Company reviews its allowance for doubtful accounts periodically.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

The allowances for doubtful accounts were $11,831 as of September 30, 2009 and December 31, 2008, respectively.

Inventories

Inventories are stated at lower of cost or market.  Cost is computed using weighted average method and net realizable value is determined by deducting applicable selling expenses from selling price.  Market value of inventory  is estimated  based on the impact of market  trends,  an evaluation of economic  conditions  and the value of current orders relating to the future sales of this type of inventory

The Company determines that a certain level of inventory must be carried to maintain an adequate supply of product for customers.  This inventory level may vary based upon orders received from customers or internal forecasts of demand for these products.  Other consideration in determining inventory levels include the stage of products in the product life cycle, design win activity, manufacturing lead times, customer demand, and competitive situations in the marketplace.  Should any of these factors develop other than anticipated, inventory level may be materially affected.

Property and Equipment

Property and equipment, including renewals and betterments, are stated at cost.  Cost of renewals and betterment that extend the economic useful lives of the related assets are capitalized.  Expenditures for ordinary repairs and maintenance are charged to expense as incurred.  Gain or loss on sale or disposition of assets is included in the statement of operations.  Depreciation is calculated using the straight-line method over the following estimated useful lives of the assets: furniture and fixtures –seven years; machinery and equipment –five years; software – five years.

Research and Development Costs

Research and development costs consist primarily of salaries and subcontracting expenses and are expensed as incurred.

Fair Value of Financial Instruments

GAAP defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (i.e., an exit price) in the principal or most advantageous market for the asset or liability an orderly transaction between market participants on the measurement date. Fair value measurements are not adjusted for transaction costs and establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurements).

The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets.

Level 2 - Significant other observable inputs other than Level 1 prices such as quoted prices in markets that are not active, quoted prices for similar assets, or other inputs that are observable, either directly or indirectly, for substantially the full term of the asset.

9

AMBICOM, INC.
NOTES TO INTERIM FINANCIAL STATEMENTS
(Unaudited)

Level 3 - Significant unobservable inputs that reflect a reporting entity's own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The fair values of securities available for sale are generally determined by matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities' relationship to other benchmark quoted securities (Level 2 inputs).

The Company determines the estimated fair value of financial instruments using available market information and valuation methodologies considered to be appropriate.  However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.  The use of different market assumptions and/or estimation methodologies could have a significant effect on the estimated fair value amounts.  Carrying amounts of accounts receivable and accounts payable approximate fair value due to the short maturity of these financial instruments.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of accounts receivable.

The Company provides credit to its customers in the normal course of operations.  It carries out, on a continuing basis, credit checks of its customers, and maintains allowance for credit losses contingent upon management’s forecasts.  Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

As of September 30, 2009, one major customer accounted for about 33.6% of the total accounts receivable.  For the period ended September 30, 2009, the Company had one major customer which accounted for about 28.3% of the total revenue.

Litigation and Settlement Costs

The Company may be involved in legal actions arising in the ordinary course of business.  The Company records an estimated loss for a loss contingency when both of the following conditions are met: (1) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements, and (2) the amount of loss can be reasonably estimated.

Income Taxes

The calculation of the Company's tax provision involves the application of complex tax rules and regulations within multiple jurisdictions throughout the world.  The Company's tax liabilities include estimates for all income-related taxes that the Company believes are probable and that can be reasonably estimated.  To the extent that the Company’s estimates are understated, additional charges to the provision for income taxes would be recorded in the period in which the Company determines such understatement. If the Company's income tax estimates are overstated, income tax benefits will be recognized when realized.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

10

AMBICOM, INC.
NOTES TO INTERIM FINANCIAL STATEMENTS
(Unaudited)

Comprehensive Income

Comprehensive income or loss is defined as a change in equity of a company during a period from transactions and other events and circumstances, excluding transactions resulting from investments by owners and distributions to owners.  The components of total comprehensive income or loss for the periods were consisted of foreign currency translation adjustments.

Reclassifications

Certain reclassifications have been made to the prior year financial statement presentation to correspond to the current period’s format. Total equity and net income are unchanged due to these reclassifications.

Recent Accounting pronouncements

In June 2009, the FASB issued the FASC Accounting Standards Codification (“Codification”) as the single source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by FASB to be applied by non-governmental entities.  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of the federal securities laws are also sources of authoritative GAAP for SEC registrants.  The Codification is effective for  financial statements issued for interim and annual periods ending after September 15, 2009.  The Company adopted the Codification in the third quarter of 2009, and the adoption did not have any impact on its results of operations or financial position.

Note 3 – Stockholders’ Equity

Preferred Stock

The Company has 4 series of preferred stock issued and outstanding at September 30, 2009 and December 31, 2008, respectively.

Holders of the preferred stock are entitled to the following non-cumulative quarterly dividend upon declaration by the Board of Directors:

-	$0.036 per share per annum on each outstanding share of Series A
-	$0.060 per share per annum on each outstanding share of Series B
-	$0.120 per share per annum on each outstanding share of Series C
-	$0.066 per share per annum on each outstanding share of Series D

Preferred stock is entitled to the following liquidation preference over common stock plus any declared but unpaid dividend thereon:

-	$0.45 per outstanding share of Series A
-	$0.75 per outstanding share of Series B
-	$1.50 per outstanding share of Series C
-	$0.82 per outstanding share of Series D

Preferred stock is convertible into common shares under the following conversion rate, subject to anti-dilution protection:

-	$0.45 over conversion price for each share of Series A
-	$0.75 over conversion price for each share of Series B
-	$1.50 over conversion price for each share of Series C
-	$0.82 over conversion price for each share of Series D

11

AMBICOM, INC.
NOTES TO INTERIM FINANCIAL STATEMENTS
(Unaudited)

Additionally the preferred stock has the following provisions:

1.	Each share of preferred stock has voting right equal to its equivalent common stock.

2.
Preferred stock is subject to mandatory conversion provisions if the Company consummates a qualified public offering, defined as an offering resulting in at least $10,000,000 of gross proceeds to the Company and with a per share issuance sales price of at least $5.00, subject to appropriate adjustment.

Common Stock

At September 30, 2009 and December 31, 2008, 3,373,833 shares of common stock, no par value, were issued and outstanding.

Stock Options

The Company’s 1997 Stock Option Plan (the “Plan”) permits the Company to grant shares of common stock to employees and consultants of the Company under various stock awards, including incentive stock options.  Under the plan, the Company may grant up to 2,360,167 options.  The Plan is administered by the Board of Directors, which determines the eligible persons to participate in the Plan, number of shares for which options will be granted, the effective dates of the grants, the option price, and the vesting schedules.

In the absence of an established market for the common stock of the Company, the Board of Directors determines the fair market value of the Company’s common stock and the option price is subject to limitations.  The term of each option is limited to no more than ten years from the date of grant thereof.  In the case of an incentive stock option granted to an optionee who, at the time the option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company, the term of the option is limited to no more than five years from the date of grant.  Awards granted under the Plan may be immediately exercisable, subject to a right of repurchase by the Company at the original exercise price for all unvested shares at the termination of service.  At September 30, 2009, there were 2,012,666 shares granted and outstanding under the Plan.  At December 31, 2008, there were 2,012,666 shares granted and outstanding under the Plan.

The Company is required to measure the cost of employee services received in exchange for stock options and similar awards based on the grant-date fair value of the award and recognize this cost in the income statement over the period during which an employee is required to provide services in exchange for the reward.  Under this method, the Company recognizes compensation cost, on a prospective basis, for the portion of outstanding awards for which the requisite service has not yet been rendered as of January 1, 2007 and any new grants, based upon the grant-date fair value of those awards.  Accordingly, prior period amounts have not been restated.  There were no stock options issued in 2009.

The following table summarizes the stock option activity during 2009:

	Shares	Weighted Average Exercise Price
Outstanding at December 31, 2008	2,012,666	$0.08

Granted	--	--
Forfeited	--	--
Cancelled	--	--

Outstanding at September 30, 2009	2,012,666	$0.08

The stock options have not been included in the calculation of the diluted earnings per share as their inclusion would be anti-dilutive.

12

AMBICOM, INC.
NOTES TO INTERIM FINANCIAL STATEMENTS
(Unaudited)

Note 4 – Related Party Transactions and Gain on Settlement

Shareholder
The Company borrows money from shareholders when operating capital is needed.  Notes payable to shareholders were as follows as of September 30, 2009 and December 31, 2008:

	September 30, 2009	December 31, 2008
Note payable to a shareholder, bearing interest at 10% per annum. The principal and interest is due in March 2010.	$--	$100,000

Note payable to a shareholder, bearing interest at 10% per annum. The principal and interest is due in January 2010.	30,000	30,000
	30,000	130,000

Less: current portion	30,000	130,000

Notes receivable, net of current	$--	$--

Litigation settlement

The Company had an ongoing litigation over accounts receivable and payables with Ambeon Corporation, a related party by virtue of common ownership, from 2004.  The dispute was settled in favor of the Company under the Shih Lin District Court of Taiwan on August 20, 2008.  The Company agreed to pay a sum of $560,000 and the minimum payments due under the settlement are as follows:

Year ending December 31:

2009	$160,000
2010	130,000
2011	90,000
2012	60,000
2013	35,000

Total	$475,000

As a result of the settlement, the disputed payable balances were decreased in favor of the Company and settlement income of $843,572 was realized in year 2008.

Note 5 – Property, Plant and Equipment

Property, plant and equipment consist of the following at September 30, 2009 and December 31, 2008:

	September 30, 2009	December 31, 2008

Machinery and equipment	20,373	$20,373
Furniture and fixtures	15,468	13,658
Software	357,221	357,221
	393,062	391,252

Accumulated depreciation	(392,782)	(379,907)

Property and equipment, net	$280	$11,345

13

AMBICOM, INC.
NOTES TO INTERIM FINANCIAL STATEMENTS
(Unaudited)

Depreciation expenses for the periods ended September 30, 2009 and December 31, 2008 were $12,875 and $140,140, respectively.

Note 6 – Line of Credit

The Company has an $800,000 line of credit with a bank that matures on January 1, 2010.  Borrowings outstanding from this credit line were $50,000 and $139,000 as of September 30, 2009 and December 31, 2008 and bear interest at the bank’s prime rate plus 0.75%.  This line of credit is collateralized by substantially all of the Company’s assets and is guaranteed by the shareholder.

The Company incurred interest expense of $890 and $12,964 during the period ended September 30, 2009 and December 31, 2008 on this line of credit, respectively. The loan agreement includes requirements for certain level of financial ratios.

Note 7 - Notes Payable

Notes payable consist of the following at September 30, 2009 and December 31, 2008:

	September 30, 2009	December 31, 2008
Note payable to Ambeon Corporation, a related party by virtue of common ownership, bearing interest at 5% per annum. The principal and interest was due in 2003 but was disputed until settlement in August 2008.	$375,000	$470,000
Note payable to an employee, bearing interest at 10% per annum. The principal and interest is due in September 2010.	100,000	105,000
Note payable to a shareholder, bearing interest at 10% per annum. The principal and interest is due in March 2010.	--	100,000
Note payable to a shareholder, bearing interest at 10% per annum. The principal and interest is due in January 2010.	30,000	30,000
	505,000	705,000

Less: current portion	275,000	395,000

Notes receivable, net of current	$230,000	$310,000

Following is a summary of principal maturities of notes payable over the next five years:

Amount
Years ending December 31,

2009	$65,000
2010	130,000
2011	90,000
2012	60,000
2013	35,000

Total	$380,000

14

AMBICOM, INC.
NOTES TO INTERIM FINANCIAL STATEMENTS
(Unaudited)

Note 8 - Income Taxes

Corporate income tax rates applicable to the operations range from 10% to 34%. The Company provided a valuation allowance equal to the deferred tax amounts resulting from the tax losses in the United States, as it is not likely that they will be realized.  The U.S. tax losses can be carried forward for 15 to 20 years to offset future taxable income.

The provision for income taxes for the periods ended September 30, 2009 and 2008 are summarized as follows:

	Nine Months Ended
	September 30,
	2009	2008

Current income tax provision	$800	$800
Deferred income tax expense	--	--

Income tax expense	$800	$800

The Company has deferred tax assets at September 30, 2009 and December 31, 2008 as follows:

	September 30, 2009	December 31, 2008

Net operating loss carryforwards	$3,909,253	$3,855,949
Valuation allowance	(3,909,253)	(3,855,949)

	$--	$--

At September 30, 2009, the Company has recorded a valuation allowance against the net deferred tax assets due to uncertainty of the amount and timing of future taxable income.  The Company has net operating loss carryforwards of approximately $9,808,961 and $9,638,997 for federal income tax purposes as of September 30, 2009 and December 31, 2008, which will begin to expire in 2017.  Also, the Company has net operating loss carryforwards of approximately $6,495,545 and $6,319,914 for California income tax purpose as of September 30, 2009 and December 31, 2008 which will begin to expire in 2013.

Note 9 – Commitments and Contingencies

(a)	Product Warranties:

The Company warrants goods against defects in material and workmanship under normal use. A liability for estimated future costs under product warranties is recorded when products are shipped. Warranty coverage of various lengths and terms is provided to customers depending on standard offerings.  Estimated warranty liabilities are based upon past experience with similar types of products, the technological complexity of certain products, replacement costs and other factors.

15

AMBICOM, INC.
NOTES TO INTERIM FINANCIAL STATEMENTS
(Unaudited)

(b)	Operating Lease Obligations:

The Company leases its office and warehouse.  The maturity date for the lease is January 2011.  The minimum rental commitments under the lease are as follows:

Years	Amount
2009	$57,750
2010	59,550
2011	5,100
$122,400

The rent expense for the period ending September 30, 2009 and December 31, 2008 were $50,500 and $90,050, respectively.

16